Exhibit 10.33

                CNF TRANSPORTATION INC.
                 VALUE MANAGEMENT PLAN


1    .     Purpose; Effective Date; Administration

1.1       Purpose

The purpose of the CNF Transportation Inc. Value Management Plan (the "Plan") is to provide eligible employees of CNF Transportation Inc. (the "Company") and its subsidiaries or affiliates with long term compensation that is linked to both the Company's mission of creating long-term shareholder value and to the "Total Business Return" (as defined in
Section 3.1) of (i) the Company, (ii) a specified subsidiary of the Company, (iii) a business unit or division of the Company or a subsidiary of the Company, or (iv) a combination of the foregoing, thereby providing them with an incentive to maximize financial results for shareholders.

This Plan is adopted pursuant to the Company's 1997 Equity and Incentive Plan, as amended (the "1997 Plan") in order to provide for the grant of "Other Cash-Based Awards" (as defined in the 1997 Plan), and is subject to all of the applicable terms and provisions of the 1997 Plan.

1.2       Effective Date

The Plan shall be effective December 1, 1999.

1.3       Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall interpret the Plan and determine the amount, time and form of award payments for eligible employees. Decisions by the Committee are final and binding on all parties.


2    .   Award Cycles; Eligibility; Vesting

2.1       Award Cycles

"Award  Cycle" means a period of three consecutive  calendar
years.   Each Award Cycle shall be identified by  its  first
calendar year. For example, the 2000 Award Cycle runs from January 1, 2000 to December 31, 2002.

2.2       Award Payout

"Award Payout" means, for any Award Cycle, the cash award that a Participant is eligible to receive under the Plan for that Award Cycle.

2.3       Eligibility

The Committee shall designate the employees eligible to participate in an Award Cycle. A "Participant" must be an employee of the Company or one of its subsidiaries or affiliates as designated by the Committee, and must be designated as eligible as of the beginning of each Award Cycle. The Company shall maintain in its records a list of Participants for each Award Cycle.

The Committee shall also designate, for each Participant during each Award Cycle, whether such Participant's Award Payout is to be based upon the Total Business Return of (i) the Company, (ii) a subsidiary of the Company, (iii) a business unit or division of the Company or a subsidiary, or
(iv) a combination of the foregoing. Any entity upon whose Total Business Return an Award Payout is based, in whole or in part, whether such entity is the Company, a subsidiary of the Company, or a business unit or division of the Company or a subsidiary, is referred to herein as a "Business Unit."

2.4       Vesting

A Participant shall become vested in his or her right to receive an Award Payout if the employee is continuously employed by the Company or one of its Business Units throughout the entire applicable Award Cycle or until the occurrence of one of the events described below. An employee who terminates from the Company before the last day of an Award Cycle shall forfeit his or her right to receive an Award Payout unless the departure coincides with one of the following (in which case the Participant's right to receive an Award Payout shall vest):

(a)       The Participant's death.

(b) The Participant's disability as defined in the Company's Long Term Disability Plan or a successor to that plan.

(c) The Participant's (i) early retirement under the Company's tax qualified Retirement Plan if the Participant elects within 60 days from the last day of regular employment to receive monthly pension benefits under such Retirement Plan starting on the first day of the month following the last day of employment, or (ii) normal or deferred retirement under such Retirement Plan.

In  addition,  a  Participant's right to  receive  an  Award
Payout shall vest upon the occurrence of a Change in Control.

Award Payouts that vest pursuant to this Section 2.4 shall be payable as provided in Section 3.3.

2.5       Change in Control

"Change in Control" means a change in control of the Company, which will be deemed to have occurred if:

(a)       any "person," as such term is used in Sections
          13(d) and 14(d) of the Exchange Act (other than (A) the Company or its affiliates, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its affiliates, and (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the common stock, par value $0.625 per share, of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above), directly or indirectly, acquired 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company's assets on a consolidated basis (or any transaction having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

"Board" means the Board of Directors of the Company or any successor thereto.

"Effective  Date"  has the meaning given  to  such  term  in
Section 1.2.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.


3    .   Awards

3.1  Award Payouts

Subject to Section 3.4 and the other terms and provisions of this Plan, a Participant shall be entitled to receive an Award Payout, payable as provided in Section 3.2, in an amount equal to (i) the Participant's Beginning Base Salary ("BBS") times (ii) the Award Opportunity ("AO") times (iii) the TBR Performance Multiple ("PM") times (iv) the Relative TSR Performance Adjustment ("RPA").


           Award Payout = BBS x AO x PM x RPA

In the event that the Committee designates that a Participant's Award Payout is to be based upon the Total Business Return of more than one Business Unit, the Committee shall designate the weighting of such Participant's Award Payout that is to be based upon the Total Business Return of each such Business Unit. At the end of the applicable Award Cycle, an Award Payout shall be calculated utilizing the formula stated above based upon the Total Business Return of each such Business Unit and the applicable Award Opportunity and TBR Performance Multiple; and the total Award Payout payable to such Participant shall be the sum of the weighted Award Payouts so calculated.

"Annualized TBR" means, for each Business Unit during each Award Cycle, the compound annual change in Total Business
Return (expressed as a percent) of such Business Unit during such Award Cycle.

             Example:   Assume that the Total Business
             Return for a Business Unit during a three-year
             Award Cycle is 60%. In order to produce a 60% return over a three-year period, the compound annual rate of return required to produce such Total Business Return is 17%. [(1.17) x
             (1.17) x (1.17) = 1.60].

"Award Opportunity" means the percentage of a Participant's
Beginning Base Salary that the Participant is eligible to receive as a cash award at the end of an Award Cycle. The
Committee shall determine each Participant's Award
Opportunity for an Award Cycle prior to the commencement of such Award Cycle and shall inform such Participant in writing of such determination.

"Beginning Base Salary" means a Participant's annual base salary in effect during the first full payroll week of an Award Cycle.

"Business Unit" has the meaning given to that term in
Section 2.3.

"Factor" means, for each Business Unit during each Award Cycle, a factor specified by the Committee for such Award Cycle for purposes of calculating the Total Business Return of such Business Unit for such Award Cycle. In the event that the Committee fails to specify a Factor for any Business Unit for any Award Cycle, the Factor shall be deemed to be the same as the Factor applicable to such Business Unit for the immediately preceding Award Cycle, or, if no Factor was specified for such Business Unit during the preceding Award Cycle, the factor applicable to the Company for such previous Award Cycle.

"Relative TSR Performance Adjustment" means, for any Award Cycle, either 1.15, 0.85 or 1 (i.e., the Award Payout at the end of any Award Cycle will be increased by 15%, decreased by 15% or not changed), depending on whether the Company's Total Shareholder Return during such Award Cycle (a) is in the top quartile relative to the companies (other than the Company) (1) that comprise the Dow Jones Transportation Average ("DJTA") as of the end of such Award Cycle and (2) the common stock of which has been publicly traded at all times during the period commencing 60 trading days prior to the commencement of such Award Cycle and ending on the last day of such Award Cycle, (b) is below the median relative to such companies or (c) is below the top quartile but above the median relative to such companies for the period covered by the Award Cycle.

"TBR Performance Multiple" means, for each Business Unit, a number from 0 to 2, depending on the Annualized TBR attained by such Business Unit during such Award Cycle. The Committee shall set a Target Annualized TBR, a Superior Annualized TBR and a Threshold Annualized TBR for each Business Unit for each Award Cycle, and shall also set the TBR Performance Multiple that shall apply when the Threshold Annualized TBR is attained. If the Target Annualized TBR is attained, the TBR Performance Multiple shall be equal to 1; if the Superior Annualized TBR is attained, the TBR Performance Multiple shall be equal to 2; and if the Annualized TBR is less than the Threshold Annualized TBR, the TBR Performance Multiple shall be equal to 0. If the Annualized TBR is between the Threshold Annualized TBR and the Target Annualized TBR, or if the Annualized TBR is between the Target Annualized TBR and the Superior Annualized TBR then the TBR Performance Multiple shall be determined by interpolation.

"Total Business Return" ("TBR") is a method of simulating the return shareholders would earn from investing in a Business Unit. It shall be determined for each Award Cycle for each Business Unit. The Total Business Return is determined by dividing (a) the sum of (i) the cumulative increase in net cash earnings ("Increase in NCE") of the Business Unit from the beginning of an Award Cycle to the end of an Award Cycle, multiplied by the applicable Factor
("F") and (ii) the free cash flow ("FCF") of such Business
Unit, by  (b) the excess of (i) the net cash earnings
("NCE") of such Business Unit, determined as of December 31 of the year prior to the first year of the applicable Award
Cycle, multiplied by the applicable Factor ("F"), over (ii) the outstanding Debt of such Business Unit at the beginning of the Award Cycle, and adding to the amount so determined the adjustment factor ("AF").

TBR =[((Increase  in NCE x F) + FCF) / ((NCE x F) - Debt)] +
                             AF

For purposes of determining TBR, (i) the term "net cash earnings" shall mean, for any Business Unit for any period, the net income plus depreciation plus amortization of such Business Unit for such period; (ii) the term "free cash flow" shall mean, for any Business Unit for any period, the net cash earnings minus capital expenditures minus increase in working capital of such Business Unit for such period;
(iii) the term "working capital" shall mean, for any Business Unit, the currents assets minus the non-Debt liabilities of such Business Unit; (iv) the term "Debt" shall mean, for any Business Unit on any date, the debt as shown on the books of such Business Unit as of such date plus an allocated portion of the debt of the Company on such date; and (v) the term "adjustment factor" shall mean, for any Business Unit for any Award Cycle, an adjustment factor specified by the Committee for such Award Cycle.

"Total Shareholder Return" shall mean, for any company whose common stock is publicly traded, for any period, the percentage (expressed as a decimal) obtained by dividing (i) the sum of (a) the appreciation in the value of a share of common stock of such company during such period, as measured by the difference between the market price of such share of stock at the beginning and end of such period, plus (b) the dividends payable on such share of common stock during such period, divided by (ii) the market price of such share of stock at the beginning of such period.

For purposes of determining "Total Shareholder Return," (x) the term "market price" shall mean, for any share of publicly-traded stock on any date, the average closing price of such share of stock for the sixty (60) trading days immediately preceding such date, and (y) appropriate adjustments shall be made to reflect stock splits, reverse stock splits, spinoffs, recapitalizations and other similar transactions to the extent that they materially alter the equity value of a share of common stock.

3.2  Payment of Award

Except as otherwise provided in Section 3.3, the Company shall pay a Participant's award for an Award Cycle to the Participant in a lump sum of cash within 60 days after the end of such Award Cycle, unless the Participant has made a valid election to defer payment under the CNF Transportation Inc. Deferred Compensation Plan for Executives.

3.3  Payments Upon Early Vesting

In the event that, pursuant to Section 2.4, a Participant shall become vested in his or her right to receive an Award Payout prior to the end of an Award Cycle, then (i) the Award Cycle applicable to such Participant shall be deemed to have ended (A) in the case of a Change in Control, as of the end of the month immediately preceding such Change in Control and (B) in all other cases, as of the end of the calendar year in which such vesting occurs, (ii) the Award Payout shall be determined pursuant to Section 3.1 based upon the Total Business Return of the applicable Business Unit(s) for such Award Cycle, and (iii) such Award Payout shall be paid to such Participant within sixty (60) days after the end of such Award Cycle or, in the event of a Participant's death, as provided in the next paragraph.

In the event of a Participant's death, the Award Payout payable to the Participant for an Award Cycle shall be paid to the Participant's Beneficiary. "Beneficiary" means the person or persons designated by the Participant pursuant to a beneficiary designation form properly completed and delivered to the Corporate Secretary. If no such beneficiary designation is made, then the award shall be paid to the Participant's estate. Payment to the Beneficiary shall be made within 60 days after the end of the applicable Award Cycle; provided, however, that if the Participant had elected deferral of the Award Payout under the Company's Deferred Compensation Plan for Executives with payment in installments, the Committee may choose, in its sole discretion upon application by the Beneficiary, to make payment to the Beneficiary in accordance with the elected installment schedule as though the date of death was the date of retirement.

3.4  Adjustments

Subject to the terms of the 1997 Plan, in the event that the Committee determines (i) that the Award Payout payable to one or more Participants for an Award Cycle has been materially affected as a result of events or circumstances that were unanticipated at the beginning of the Award Cycle and/or extraordinary in nature and (ii) that the goals of the Plan would be frustrated if adjustments were not made to such Award Payouts, then the Committee, in its sole discretion, may make such adjustments to such Award Payouts as it deems appropriate, which adjustments may have the effect of increasing or decreasing the amount of the Award Payouts otherwise payable pursuant to this Plan.

4    .   Amendment; Termination

4.1       Amendment

The Committee may amend the Plan at any time by notice to the Participants, except that no amendment shall reduce the award determined for an Award Cycle that has ended before the date of the amendment.

4.2       Termination

The   Committee  may  terminate  the  Plan  at   any   time.
Notwithstanding the termination of the Plan, the Award Payouts for each Award Cycle then in progress shall be calculated, and be payable, following the completion of each such Award Cycle, in accordance with the provisions of Sections 3.1 through 3.4.
5
 .   Claims Procedure

5.1       Submission of Claims

Any   person   claiming   an   award   or   requesting    an
interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing.

5.2       Initial Denial

Notice of an initial denial shall normally be given within 90 days of receipt of the claim or request or no later than 180 days if special circumstances require an extension of time. The written notice of denial shall state the following:

(a) The reasons for the denial, with specific reference to the Plan provisions on which the denial is based.

(b) A description of any additional materials or information required and an explanation of why it is necessary.



5.3       Review of Denied Claim

Any person whose claim or request is denied or who has not received a response within the time period described above may request review by notice to the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

5.4       Decision on Review

The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

6    .   General Provisions

6.1       Attorneys Fees

If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

6.2       Applicable Law

This Plan shall be governed by and construed in accordance with the laws of the State of California, except as preempted by federal law.

6.3       Notice

Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid. Mail to the Company shall be directed to 3240 Hillview Avenue, Palo Alto, CA 94304, or to such other address as the Company may specify by notice to all Participants. Mailed notices to a Participant shall be directed to the Participant's last known home address shown in the Company's records. Notices to the Committee shall be sent to the Company's address.

6.4       No Assignment or Alienation

The rights of a Participant or Beneficiary under this Plan are personal. No interest of a Participant or Beneficiary may be directly or indirectly assigned, transferred, or encumbered. A Participant's or Beneficiary's rights to awards payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. Such rights shall not be subject to the debts, contracts, liabilities, engagement or torts of the Participant of Beneficiary.

6.5       Tax Withholding

The Company shall make any required withholding of income taxes and of the employee's share of FICA and any other applicable payroll taxes from payments made under this Plan. If such withholding is required before the date of payment of amounts deferred under this Plan, the Company shall pay the required amount and withhold it from other compensation payable to the Participant.

6.6       Payment to Impaired Person

The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may, in its discretion, direct that payments be made to any of the following:

(a)       To a parent or spouse or a child of legal age.

(b)       To a legal guardian.

(c) To one furnishing maintenance, support, or hospitalization.

                         CNF TRANSPORTATION INC.


                         By:    /s/Eberhard G.H. Schmoller
                         Name:  Eberhard G. H. Schmoller
                         Title: Senior Vice President,
                                General Counsel and Secretary

                         Executed:  June 28, 1999